      As filed with the Securities and Exchange Commission on April 7, 2003
                                                      Registration No. 333-86956

--------------------------------------------------------------------------------

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                 ---------------
                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 ---------------
                          MONTANA MILLS BREAD CO., INC.
                     (Name of Small Business in Its Charter)


           DELAWARE                       5461                    16-1551461
(State or Other Jurisdiction   (Primary Standard Industrial     (IRS Employer
       of Incorporation              Classification             Identification
       or Organization)               Code Number)                  Number)

                         2171 MONROE AVENUE, SUITE 205A
                            ROCHESTER, NEW YORK 14618
                                  585-242-7540
          (Address and Telephone Number of Principal Executive Offices)

                                EUGENE O'DONOVAN
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                         2171 MONROE AVENUE, SUITE 205A
                            ROCHESTER, NEW YORK 14618
                                  585-242-7540
            (Name, Address and Telephone Number of Agent for Service)

                        COPIES OF ALL COMMUNICATIONS TO:

                             JAMES M. JENKINS, ESQ.
                              DANIEL R. KINEL, ESQ.
                           HARTER, SECREST & EMERY LLP
                            1600 BAUSCH & LOMB PLACE
                         ROCHESTER, NEW YORK 14604-2711
                                  585-232-6500
                                FAX: 585-232-2152

     Approximate date of commencement of proposed sale to the public: N/A

     If the only securities being offered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: |_|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|



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                                DEREGISTRATION OF
           COMMON STOCK AND REDEEMABLE COMMON STOCK PURCHASE WARRANTS

     On April 25, 2002 Montana Mills Bread Co., Inc. ("Montana Mills") filed a Registration Statement on Form SB-2 (the "Registration Statement"), as amended on June 7 and on June 24, 2002, with respect to: (i) 2,300,000 shares of Montana Mills' Common Stock, par value $.001 per share ("IPO Common Stock"); (ii) 2,300,000 of Montana Mills' Redeemable Common Stock Purchase Warrants ("IPO Warrants"); (iii) 2,300,000 shares of Common Stock underlying the IPO Warrants ("Shares Underlying IPO Warrants"); (iv) an Underwriter's Purchase Option ("Purchase Option"); (v) 200,000 shares of Common Stock underlying the Purchase Option ("Shares Underlying Purchase Option"); (vi) 200,000 IPO Warrants underlying the Purchase Option (the "Purchase Option Warrants"); and (vii) 200,000 shares of Common Stock underlying the Purchase Option Warrants ("Shares Underlying Purchase Option Warrants"). On April 7, 2003, pursuant to the Agreement and Plan of Merger by and among Krispy Kreme Doughnuts, Inc. ("Krispy Kreme"), Oliver Acquisition Corp. ("Oliver") and Montana Mills dated as of January 23, 2003, Oliver was merged with and into Montana Mills and Montana Mills became a wholly-owned subsidiary of Krispy Kreme. This Post-Effective Amendment No. 1 to the Registration Statement is being filed to deregister (i) all of the unsold IPO Common Stock (30,050 shares), (ii) all of the unsold IPO Warrants (30,500 warrants), (iii) all Shares Underlying IPO Warrants, (iv) all Shares Underlying Purchase Option, and (v) all Shares Underlying Purchase Option Warrants, in each case formerly registered pursuant to the Registration Statement.












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                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and has authorized this Post-Effective Amendment No. 1 to its Registration Statement on Form SB-2 to be signed on its behalf by the undersigned in the City of Rochester, State of New York, on April 7, 2003.

                                            MONTANA MILLS BREAD CO., INC.

                                            /s/ Eugene O'Donovan
                                            ------------------------------------
                                       By:  Eugene O'Donovan
                                            President, Chief Executive Officer
                                            and Chairman of the Board


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed on April 7, 2003, by the following persons in the capacities indicated.


SIGNATURE                         POSITION                                            DATE

/s/ Eugene O'Donovan
-------------------------------
Eugene O' Donovan                 President, Chief Executive Officer                  April 7, 2003
                                  and Chairman of the Board of Directors
                                  (Principal Executive Officer)


/s/ Susan O'Donovan
-------------------------------
Susan O' Donovan                  Executive Vice President, Secretary and Director    April 7, 2003


/s/ David Klein
-------------------------------
David Klein                       Chief Financial Officer,                            April 7, 2003
                                  (Principal Financial Officer
                                  and Principal Accounting Officer)


/s/ Samuel Lanzafame
-------------------------------
Samuel Lanzafame                  Director                                            April 7, 2003


/s/ John Tate
-------------------------------
John Tate                         Director                                            April 7, 2003




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